UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, $0.001 par value per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2025, at an annual meeting of stockholders (the “Annual Meeting”) of Bone Biologics Corporation (the “Company”), the stockholders of the Company approved the Second Amendment (the “Plan Amendment”) to the Company’s 2015 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.001 per share (“common stock”), reserved for issuance thereunder by 30,000,000 shares of common stock. Following the approval of the Plan Amendment the aggregate number of shares reserved for issuance under the Plan is 30,629,489 of which 30,354,077 are available.

The full text of the Plan Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company, held on May 30, 2025, the Company’s stockholders voted on the matters described below. The number of shares of common stock entitled to vote at the Annual Meeting was 3,271,042. The number of shares of common stock present or represented by proxy at the Annual Meeting was 1,626,829. The voting results for the proposals are as follows:

Proposal 1. The Company’s stockholders elected the following four director nominees to serve until the date of the next Annual Meeting of stockholders following the date such persons are elected as directors, and until their successors are duly elected and qualified. The results of the vote are summarized in the table below.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Bruce Stroever	361,333	39,282	1,226,214
Siddhesh Angle	358,973	41,642	1,226,214
Robert Gagnon	361,290	39,325	1,226,214
Philip Meikle	361,225	39,390	1,226,214

Proposal 2. The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
253,014	129,875	17,726	1,226,214

Proposal 3. The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock in a range of not less than 1-for-2.5 but not more than 1-for-10, at the discretion of the board of directors (the “Reverse Stock Split”). The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
1,266,341	304,169	56,319

Proposal 4. The Company’s stockholders approved, subject to the Reverse Stock Split being approved, the Plan Amendment. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
170,146	168,772	61,697	1,226,214

Proposal 5. The Company’s stockholders ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
1,512,379	14,187	100,263

Proposal 6. The Company’s stockholders approved a proposal to adjourn the Annual Meeting, if necessary or appropriate, if there are not sufficient votes at the time of the Annual Meeting to approve the proposals submitted to the Company’s stockholders and/or establish a quorum for the Annual Meeting. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
1,321,298	192,323	113,208

Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

Because Proposals 1, 2, 3, 4 and 5 were approved by the Company’s stockholders, an adjournment of the Annual Meeting was not necessary.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the Bone Biologics Corporation 2015 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: May 30, 2025
	By:	/s/ JEFFREY FRELICK
Jeffrey Frelick, Chief Executive Officer